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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Broughton Foods Company and Subsidiary on Form S-1 (File No. 333-37387) of our reports dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Broughton Foods Company and Subsidiary as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, which reports are included in this Annual Report on Form 10-K.

                                                         Coopers & Lybrand L.L.P

Columbus, Ohio
March 27, 1998